Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-160438, 333-125631, 333-100327, 333-102858, 333-116170, 333-87482, 333-51094, 333-78793, 333-89279, 333-90809, 333-31874, 333-57092 and 333-72200), and Form S-8 (Nos. 333-163350, 333-123737, 333-88938, 33-44867 and 33-89882) of Regis Corporation of our report dated November 25, 2009 relating to the consolidated financial statements of Provalliance SAS at December 31, 2008 and for the year then ended, which appeared in the Form 10-K filed on August 27, 2010.

October 29, 2010

/s/ PRICEWATERHOUSECOOPERS AUDIT

PricewaterhouseCoopers Audit

Paris, France

Christian Perrier

Partner